EXHIBIT 4.05(f)


                                                        International Department

PEOPLES'S BANK
                                                                   People's Bank
                                              Bridgeport Center, 850 Main Street
                                              Bridgeport, Connecticut 06604-4913

                                                                    203.338.4155
                                                               Fax: 203.338.4608
                                                                  Telex: 6813363





                                               January 25, 1996



Seaboard Stamford Investors Associates (LLC)
2 Stamford Landing
Southfield Avenue
Stamford, CT 06902


Gentlemen,

     On the instructions and for account of Marine Management Systems, Inc. ("MS"), 102 Hamilton Avenue, Stamford, CT 06902, we hereby establish our Irrevocable Letter of Credit No. 96-1194 in your favor, available by your draft(s) drawn on us at sight, for sum or sums not exceeding the total amount of. One Hundred Fifty Thousand and 00/100 United States Dollars ($150,000.00}, on a declining basis, as per attached SCHEDULE A, which is an integral part of this credit.

     Drafts drawn under this credit must be accompanied by a copy of Letter of Credit, and :

     1. A statement purportedly signed by an authorized official of the beneficiary certifying that the Tenant, Marine Management. Systems, Inc., ("MMS"), is in default under the lease with respect to premises located at 470 West Avenue, Stamford, Connecticut. (Statement must be specific as to the nature of default, Section of Lease in Default and amount of default.)



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     In respect to the written  statement above,  People's Bank is authorized to accept it as binding and correct without investigation or responsibility for the accuracy, veracity, correctness or validity of the same or any part thereof.

     Partial Drawings are permitted.

     All drafts drawn under this Letter of Credit must bear on their face the clause "Drawn under People's Bank Credit No. 96-1194 dated January 25, 1996".

     We engage with you that draft(s) drawn under and in compliance with the terms and conditions of this credit will be duly honored upon presentation and delivery of documents, as specified, to the above address, ATTN: International Department, on or before December 31, 1997, which is the expiration date of this credit.

     This Letter of Credit sets forth in full the terms of our undertaking, and this undertaking shall not in any way be modified, amended, amplified or limited by reference to any documents, instruments or agreements referred to herein or in which this Letter of Credit is referred to or which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any documents, instruments or agreements.

     Please Note: In the event this Letter of Credit is no longer required, or is to be cancelled prior to the present or future expiration date, it must be returned along with any amendments thereto, to this office for cancellation.

     Except so far as otherwise expressly stated, this documentary credit is subject to the "Uniform Customs and Practice for Documentary Credits (1993 Revision), ICC Publication No. 500."

                                       Very truly yours,

                                       People's Bank


                                       By:/s/ [Illegible]
                                          -------------------------------------


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                               SCHEDULE A

                                              LETTER OF
                         DATE*              CREDIT BALANCE
                         -----              --------------

          1.     May 31, 1996                 $142,500
          2.     June 30, 1996                 135,000
          3.     July 31, 1996                 127,500
          4.     August 31, 1996               120,000
          5.     September 30, 1996            112,500
          6.     October 31, 1996              105,000
          7.     November 30, 1996              97,500
          8.     December 3, 1996               90,000
          9.     January 31, 1997               82,500
          10.    February 28, 1997              75,000
          11.    March 31, 1997                 67,500
          12.    April 30, 1997                 60,000
          13.    May 31, 1997                   52,500
          14.    June 30, 1997                  45,000
          15.    July 31, 1997                  37,500
          16.    August 31, 1997                30,000
          17.    September 30, 1997             22,500
          18.    October 31, 1997               15,000
          19.    November 30, 1997               7,500
          20.    December 31, 1997                   0


* On each of the dates set forth on this SCHEDULE A, the balance available for drawing on the Letter of Credit shall be equal to the lesser of (i) the amount set forth opposite each such date, or (ii) $150,000 minus the aggregate amount of all drawings made by the beneficiary on the Letter of Credit as of each such date.